Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the annual report on Form 10-K for the year ended September 30, 2008 as amended by this annual report on Form 10-K/A for the year ended September 30, 2008 (collectively, “this report”) of Fifth Street Finance Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, William H. Craig, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  William H. Craig
Name:     William H. Craig

Date: July 8, 2009